AGL Resources provides update on first quarter 2014 earnings impacts, including significantly higher expectations for wholesale services

•	Wholesale services economic earnings for 1Q14 expected to be approximately $270 million
•	Wholesale services EBIT for 1Q14 expected to be approximately $290 million
•	Diluted EPS related to wholesale services for 1Q14 expected to be approximately $1.53
•	Colder-than-normal weather expected to benefit distribution operations and retail operations by approximately $0.15 per diluted share on a combined basis for 1Q14
•	Sale of Tropical Shipping expected to result in EPS reduction of $0.42 in 1Q14 related to income tax expense and goodwill impairment

ATLANTA – April 7, 2014 - AGL Resources Inc. (NYSE: GAS) today announced that it expects to report significantly higher results for its wholesale services business in the first quarter of 2014 than previously anticipated. Economic earnings (EBIT (earnings before interest and taxes) adjusted for mark-to-market gains and losses) are expected to be approximately $270 million through March 31, 2014, compared to $29 million for the first quarter of 2013. Preliminary EBIT for the segment is $290 million and diluted earnings per share related to wholesale services is expected to be approximately $1.53 for the first quarter of 2014 compared to $0.08 for the first quarter of 2013. Both EBIT and EPS for wholesale services for the first quarter of 2014 reflect mark-to-market hedge losses of approximately $45 million, which are expected to reverse in future periods. The company's most recently disclosed full-year 2014 expectation for wholesale services was economic earnings of more than $100 million and GAAP earnings on a diluted EPS basis of $0.90.

The record results for wholesale services were driven primarily by strong commercial activity associated with the company’s transportation and storage portfolios in the Northeast and Midwest regions, both of which benefited from extremely cold temperatures.

In addition, AGL Resources expects its distribution operations and retail operations segments combined to exceed expectations by approximately $0.15 per diluted share driven by colder-than-normal weather in the first quarter of 2014. Further, on April 7, the company disclosed it has entered into a definitive agreement to sell its Tropical Shipping business. The transaction is expected to result in a combined income tax expense and non-cash goodwill impairment loss of $0.66 per share, with approximately $0.42 per share to be recognized in the first quarter of 2014 and the remainder to be recognized in the second quarter of 2014.

AGL Resources does not provide or publish forecasts of quarterly earnings or other quarterly results, and this announcement is not intended to change that policy. The results discussed above are preliminary, and AGL Resources will issue its complete financial results for the first quarter of 2014, including an update on full-year 2014 guidance, on April 29 as part of its first quarter 2014 earnings release and conference call.

Due to the volatility in reported GAAP earnings related to mark-to-market accounting, management calculates “economic earnings” in relation to EBIT as an important metric to assess earnings generated during the year in the wholesale services segment. The economic earnings metric adjusts wholesale services’ EBIT reported on a GAAP basis by excluding mark-to-market accounting adjustments recorded during the current period, offset by mark-to-market accounting adjustments reported in prior periods related to wholesale services’ natural gas transportation portfolio. A reconciliation of EBIT to economic earnings can be found at the end of this release.

Unanticipated changes in these events or other circumstances could materially impact earnings, and could result in earnings for 2014 significantly above or below this guidance. Factors that could cause such changes are described below in Forward-Looking Statements and in other company documents on file with the Securities and Exchange Commission.

About AGL Resources
AGL Resources (NYSE: GAS) is an Atlanta-based energy services holding company with operations in natural gas distribution, retail operations, wholesale services, midstream operations and cargo shipping. AGL Resources serves approximately 4.5 million utility customers through its regulated distribution subsidiaries in seven states. The company also serves approximately 630,000 retail energy customers and approximately 1.2 million customer service contracts through its SouthStar Energy Services joint venture and Pivotal Home Solutions, which market natural gas and related home services. Other non-utility businesses include asset management for natural gas wholesale customers through Sequent Energy Management, ownership and operation of natural gas storage facilities, and ownership of Tropical Shipping, one of the largest containerized cargo carriers serving the Bahamas and Caribbean region. AGL Resources is a member of the S&P 500 Index.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include matters that are not historical facts, such as statements regarding our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. Because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "believe," "can," "could," "estimate," "expect," "forecast," "future," "goal," "indicate," "intend," "may," "outlook," "plan," "potential," "predict," "project," "seek," "should," "target," "would," or similar expressions. Forward-looking statements contained in this press release include, without limitation, statements regarding the future reversal of mark-to-market hedge losses, first quarter 2014 and full year 2014 financial results and guidance and related expectations and assumptions.

Actual results may differ materially from those suggested by the forward-looking statements for a number of reasons including, but not limited to, changes in price, supply and demand for natural gas and related products; the impact of changes in state and federal legislation and regulation including any changes related to climate change; actions taken by government agencies on rates and other matters; concentration of credit risk; utility and energy industry consolidation; the impact on cost and timeliness of construction projects by government and other approvals, development project delays, adequacy of supply of diversified vendors, unexpected change in project costs, including the cost of funds to finance these projects; limits on pipeline capacity; the impact of acquisitions and divestitures; our ability to successfully fully integrate operations that we have or may acquire or develop in the future, direct or indirect effects on our business, financial condition or liquidity resulting from any change in our credit ratings, or any change in the credit ratings of our counterparties or competitors; interest rate fluctuations; financial market conditions, including disruptions in the capital markets and lending environment; general economic conditions; uncertainties about environmental issues and the related impact of such issues, including our environmental remediation plans; the impact of new and proposed legislation in Illinois; the impact of changes in weather, including climate change, on the temperature-sensitive portions of our business; the impact of natural disasters, such as hurricanes, on the supply and price of natural gas and on our cargo shipping business; acts of war or terrorism; the outcome of litigation; and other factors which are provided in detail in our filings with the Securities and Exchange Commission, which we incorporate by reference in this press release. Forward-looking statements are only as of the date they are made. We disclaim any obligation to publicly revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under United States federal securities law.

Supplemental Information

Company management evaluates segment financial performance based on operating margin and earnings before interest and taxes (EBIT), which include the effects of corporate expense allocations. The company believes EBIT is a useful measurement of its performance because it provides information that can be used to evaluate the effectiveness of its businesses from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes, neither of which is directly relevant to the efficiency of those operations.

Further, management calculates “economic earnings” in relation to EBIT reported on a GAAP basis for the wholesale services segment in order to assess and evaluate earnings generated during the year.  The company believes economic earnings is a useful measurement of the wholesale services’ segment as it provides information excluding the volatility effects resulting from mark-to-market, LOCOM accounting adjustments and gains or losses from dispositions recorded during the current period, as well as the offset of  mark-to-market gains or losses reported in prior periods.

Operating margin is a non-GAAP measure calculated as operating revenues minus cost of goods sold and revenue taxes, excluding operation and maintenance expense, depreciation and amortization, certain taxes other than income taxes, Nicor merger expenses and gains or losses on the sale of assets, if any. These items are included in the company's calculation of operating income. The company believes operating margin is a better indicator than operating revenues of the contribution resulting from customer growth, since cost of gas and revenue taxes are generally passed directly through to customers.

Operating margin should not be considered as an alternative to, or more meaningful indicator of, the company's operating performance than net income attributable to AGL Resources Inc. In addition, the company's operating margin may not be comparable to a similarly titled measure of another company.

Reconciliation of non-GAAP financial measures referenced in this press release and otherwise in the earnings conference call and webcast is attached to this press release and is available on the company's Web site at http://www.aglresources.com under the Investor Relations section.

AGL Resources Inc.
Reconciliation of Wholesale Services’ Reported EBIT to Economic Earnings
 (Unaudited)

	Three months ended March 31,
(In millions)	2014	2013
Wholesale services EBIT reported on a GAAP basis	$290	$15
Prior year storage roll-out value realized in current period	(28)	(27)
Current year storage roll-out value to be realized in future period	10	34
Quarter-to-date mark-to-market transportation hedge losses to offset in future periods	45	4
Prior period mark-to-market (losses)/gains offset during the current period	(47)	3
Economic Earnings	$270	$29